Exhibit (23)

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 333-48642 of Elastic Networks Inc. on Form S-8 of our report dated January 26, 2001, appearing in the Annual Report on Form 10-K of Elastic Networks Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 28, 2001